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                                                                    EXHIBIT 10.1

                 AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

         THIS AMENDED AND RESTATED DEBT CONVERSION AGREEMENT ("AGREEMENT"), dated as November 12, 2004, among Ladenburg Thalmann Financial Services Inc., a Florida corporation (the "Company"), New Valley Corporation, a Delaware corporation ("New Valley"), and Frost-Nevada Investments Trust ("Frost-Nevada" and together with New Valley, the "Holders").

         WHEREAS, on May 7, 2001, the Company issued Senior Convertible Promissory Notes due December 31, 2005, as amended from time to time, to the Holders in an aggregate principal amount of $18,010,000 (the "Notes");

         WHEREAS, the Holders have previously agreed to forbear the interest payments due on the Notes until January 15, 2005;

         WHEREAS, as a result of the Notes and the Company's other outstanding indebtedness, the Company is highly leveraged and continues to have a negative net worth;

         WHEREAS, the foregoing has continued to negatively impact the Company's operations, including its ability to attract and retain brokers;

         WHEREAS, the Company has requested that the Holders convert their Notes into common stock, par value $.0001 per share ("Common Stock"), of the Company as set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

         1.       DEBT CONVERSION.

                  (a) Each of New Valley and Frost-Nevada hereby severally agrees, subject to the conditions set forth herein, to convert the principal and accrued interest on its Notes into shares of the Company's Common Stock ("Conversion Shares") at a conversion price of $0.50 and $0.40 per share, respectively ("Debt Conversion"), subject to appropriate adjustment for reclassifications, stock splits, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole. The Company and the Holders further agree to apply receipt of the Conversion Shares first to the principal portion of the Notes and then to the accrued interest. The Company and the Holders shall treat the Debt Conversion as a tax-free reorganization pursuant to Internal Revenue Code Section 368(a)(1)(E).

                  (b) In connection with the Debt Conversion, the Company has proposed to undertake a private placement financing ("Financing") of up to $20,000,000 of its shares ("Placement Shares") of Common Stock at $0.45 per share. Each of New Valley and Frost-Nevada hereby agrees that, if investors


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other than New Valley and Frost-Nevada do not subscribe for all of the Placement
Shares offered in the Financing by the day immediately following the Shareholder Meeting (defined below) or such earlier date as agreed to by the Company and the Holders (the "Commitment Date"), it will subscribe for an amount of Placement Shares equal to $5,000,000 less fifty percent of the amount by which the aggregate purchase price of Placement Shares subscribed for by other investors exceeds $10,000,000 (the "Purchase Commitment"). The Purchase Commitment shall be made by each of New Valley and Frost-Nevada in equal proportions between the parties on terms no less favorable than those offered to other investors in the Financing. The Company hereby covenants and agrees to use its commercially reasonable efforts to have investors other than the Holders subscribe for all of the Placement Shares prior to the Commitment Date. Solely for purposes of clarification, if other investors in the Financing commit to purchase an aggregate of $11,000,000 of Placement Shares, New Valley and Frost-Nevada shall each commit to purchase $4,500,000 of Placement Shares. Alternatively, if other investors in the Financing commit to purchase an aggregate of only $9,000,000 of Placement Shares, New Valley and Frost-Nevada shall each commit to purchase $5,000,000 of Placement Shares. New Valley and Frost-Nevada shall fulfill their Purchase Commitment by executing and delivering to the Company a properly completed subscription agreement or other similar document, reasonably acceptable to them and used by the Company in connection with the Financing, on the Commitment Date. Payment for all Placement Shares subscribed for in the Financing shall occur at the Closing (defined below). Payment for the Placement Shares to be purchased by New Valley and Frost-Nevada pursuant to the Purchase Commitment shall be made by either certified check, wire transfer of immediately available funds and/or by delivery of their outstanding $500,000 principal amount promissory note, dated as of September 17, 2004, plus accrued interest thereon, their outstanding $1,250,000 principal amount promissory note, dated as of November 1, 2004, plus accrued interest thereon, as well as the principal and any accrued interest evidenced by additional promissory notes that the Company may issue in the future convertible by their terms into the Financing (collectively, the "Purchase Notes"), at the Holder's option.

                  (c) The Company shall cause a meeting of its shareholders ("Shareholder Meeting") to be duly called and held as soon as reasonably practicable after the date of execution of this Agreement for the purposes of voting on the Debt Conversion, the Financing, the Purchase Commitment and such other customary matters as may be determined by the Company. In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials (the "Proxy Statement") for such meeting. The Company and the Holders severally shall cooperate with each other in all reasonable respects with the preparation of the Proxy Statement and any amendment or supplement thereto. The Company shall notify the Holders of the receipt of any comments of the Securities and Exchange Commission ("Commission") with respect to the Proxy Statement and any requests by the Commission for any amendment or supplement thereto or for additional information, and shall provide to them promptly copies of any correspondence between the Company or its counsel and the Commission with respect to the Proxy


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Statement. The Company shall give the Holders and their counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the Commission before their being filed with, or sent to, the Commission. The Company will use its commercially reasonable efforts, after consultation with the Holders, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement to be mailed to the Company's shareholders entitled to vote at the Shareholder Meeting at the earliest practicable time.

                  (d) The Company will use its commercially reasonable efforts to obtain the necessary approvals by its shareholders for the Debt Conversion, Financing, Purchase Commitment and any related matters ("Shareholder Approval") at the Shareholder Meeting and shall cause its Board of Directors to include in the Proxy Statement its recommendation that the Company's shareholders vote in favor of the matters presented in the Proxy Statement. In the event that the Shareholder Approval is not obtained on the date on which the Shareholder Meeting is initially convened, the Board of Directors of the Company shall adjourn the meeting from time to time as necessary for the purpose of obtaining the Shareholder Approval and shall use its commercially reasonable efforts during any such adjournments to obtain the Shareholder Approval.

                  (e) By executing this Agreement, each of the Holders and Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Henry C. Beinstein and Robert J. Eide ("Proxy Parties") hereby severally appoint Richard J. Rosenstock, Mark Zeitchick or Vincent A. Mangone, or any of them, with full power of substitution, as their agent, attorney and proxy, representing an irrevocable proxy pursuant to Section 607.0722 of the Florida Business Corporation Act, coupled with an interest, so as to vote all the shares of Common Stock held by the Proxy Parties in accordance with the vote of a majority of votes cast at the Shareholder Meeting excluding the shares held by such Proxy Parties.

                  (f) The Company shall comply with all legal requirements applicable to the Shareholder Meeting and take such other actions as may be necessary to effectuate the Debt Conversion, Financing and Purchase Commitment, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary third party consents.

                  (g) Subject to the terms and conditions of this Agreement, the consummation of the Financing and the Debt Conversion contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4(c) below is fulfilled, at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the parties may agree upon in writing. The Company shall send to each Holder at least two business days prior to the Closing a notice indicating the amount of interest accrued on the Notes and Purchase Notes, if any, through the date of the Closing and the number of shares of Common Stock each Holder will be issued upon the Debt Conversion and obligated to purchase


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pursuant to the Purchase Commitment. At the Closing, each Holder shall deliver its Notes for cancellation and payment for any Placement Shares it purchases (as described above in Section 1(b)) and the Company shall deliver to each Holder certificates representing the Conversion Shares and Placement Shares to which such Holder is entitled as a result of such Debt Conversion and Purchase Commitment. From and after the Closing, the Notes shall represent solely the right to receive Conversion Shares. If a Holder has lost its Note or Purchase Notes and is unable to deliver such notes at the Closing, it shall submit an affidavit of loss and indemnity agreement so that such notes may be replaced and deemed cancelled in accordance with the terms hereof. In the event that as a result of the Debt Conversion, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion, except that the Holder shall pay any such tax due because the Conversion Shares are issued in a name other than the Holder's.


                  2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holders as follows:

                  (a) As of the date hereof, the Company has 200,000,000 shares of Common Stock authorized, of which 46,540,573 shares of Common Stock are issued and outstanding, and 2,000,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, the Company has reserved for issuance 11,142,656 shares of Common Stock upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of the Company's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Placement Shares that may be issued and delivered to the Holders as a result of the Purchase Commitment, and the Conversion Shares to be issued and delivered to the Holders upon conversion of the Notes, have been duly authorized and when issued upon payment of the purchase price or conversion of the Notes, as the case may be, will be validly issued, fully-paid and non-assessable. The issuance of the Conversion Shares will be exempt from registration pursuant to Section 3(a)(9) promulgated under the Securities Act of 1933, as amended ("Securities Act") and such Conversion Shares will not be "restricted securities" as defined under Rule 144 promulgated under the Securities Act. The issuance of the Placement Shares will be exempt from registration pursuant to Section 4(2) promulgated under the Securities Act.

                  (b) The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.


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                  (c) The affirmative vote of the holders of record of at least a majority of the shares of the Company's Common Stock cast at the Shareholder Meeting with respect to the matters referred to in Section 1 hereof is the only vote of the holders of any class or series of the capital stock of the Company required to approve the transactions contemplated hereby.

                  (d) None of the Company's Articles of Incorporation, as amended, or Bylaws, or the laws of Florida, California or New York, contains any applicable anti-takeover provision or statute which would restrict the Company's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of the Holders' rights following consummation of the transactions contemplated by this Agreement.

                  (e) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company other than the fees of the investment banking firm that has been engaged by the Company to render the Fairness Opinion (defined below), the fees of which will be paid by the Company.

                  (f) The Company has delivered or made available to the Holders prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since January 1, 2002. Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

                  (g) Since December 31, 2003, except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company and its subsidiaries, taken as a whole, has not suffered any material adverse change in its assets, liabilities, financial condition, results of operations or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the brokerage industry generally in a manner not materially less severely. For purposes of this section, revenues and losses materially consistent with the Company's revenues and losses for the quarter ended June 30, 2004, as reflected in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, shall not be deemed a material adverse change.

                  (h) The Company has received the opinion ("Fairness Opinion") of Capitalink, L.C. (a copy of which will be furnished to each Holder) to the effect that (i) the average price at which the Notes will be converted and (ii)


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the purchase price for the Placement Shares to be paid by the Holders pursuant to the Purchase Commitment are fair from a financial point of view to the unaffiliated shareholders of the Company.

                  (i) No information to be contained in the Proxy Statement to be prepared pursuant to this Agreement and no representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

                  (j) Since January 1, 2002 and except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

        3. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. New Valley and Frost-Nevada severally and not jointly represent and warrant to the Company as follows:

                  (a) Each Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

                  (b) Each Holder has reviewed the filings of the Company referred to in Section 2(f) above.

                  (c) Each Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

                  (d) Each Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

                  (e) Each Holder has sufficient cash resources on hand to purchase the Placement Shares required by its Purchase Commitment on the terms and conditions contained in this Agreement.

                  (f) Each Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making their decision to enter into this Agreement and consummate the


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transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Holders.

        4.       CONDITIONS.


                  (a) The obligations of the Company to consummate the transactions contemplated by this Agreement, including the Debt Conversion and the Financing, shall be subject to the fulfillment of the following conditions:

                           (i) The representations and warranties of each of the
Holders set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

                           (ii) All proceedings, corporate or otherwise, to be
taken by the Holders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

                           (iii) The Shareholder Approval shall be obtained by
the necessary affirmative vote of the shareholders of the Company as described above in Section 1.

                           (iv) Each of the Holders shall have delivered to the
Company for cancellation their Notes or an affidavit of loss and indemnity and the purchase price for the Placement Shares to be purchased by the Holders pursuant to the Purchase Commitment.

                  (b) The obligations of the Holders to subscribe for the Placement Shares they will purchase pursuant to the Purchase Commitment shall be subject to the fulfillment of the following conditions on or prior to the Commitment Date:

                           (i) The representations and warranties of the Company
set forth in Section 2 hereof shall be true and correct on and as of such date and a certificate certifying such shall be delivered.

                           (ii) All proceedings, corporate or otherwise,
required to be taken by the Company on or prior to such date in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders on or prior to such date shall have been obtained in form and substance reasonably satisfactory to the Holders.


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                           (iii) The Shareholder Approval shall be obtained by
the necessary affirmative vote of the shareholders of the Company as described above in Section 1.

                           (iv) The Company shall have caused the Conversion
Shares and Placement Shares to be approved for listing on the American Stock Exchange or any national securities exchange on which the Common Stock is then listed.

                           (v) The Holders shall have received a legal opinion
of Graubard Miller, counsel to the Company, addressed to the Holders dated as of such date covering such matters as is customary of transactions of this nature and in form and substance reasonably satisfactory to the Holders.

                  (c) The obligations of the Holders to consummate the Debt Conversion and the Purchase Commitment shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

                           (i) All of the conditions of Section 4(b) shall have
been satisfied substituting all references to the Commitment Date in each such condition with references to the Closing Date.

                           (ii) The Required Registration Statement (defined
below) shall have been declared effective by the Commission.

                  (d) In the event that either of the Holders (or its permitted assigns) shall have failed to (i) deliver to the Company for cancellation such party's Note or an affidavit of loss and indemnity or (ii) fulfill its Purchase Commitment (in either case, a "Breaching Party"), the other Holder ("Non-breaching Party") shall have the right to terminate this Agreement without any breach of this Agreement on such Non-breaching Party's part; provided, however, that the Breaching Party shall remain liable to the Company for the breach of its obligations hereunder.

        5.       REGISTRATION.


                  (a)(i) The Company shall file a registration statement (the "Required Registration Statement") to register the Conversion Shares and Placement Shares received by the Holders under this Agreement (collectively the "Registrable Securities") for resale pursuant to the Securities Act no later than ten business days after the Commitment Date. The Company shall use commercially reasonable efforts to cause the Required Registration Statement to be declared effective by the Commission as promptly as practicable. Frost-Nevada hereby agrees that it will not sell, assign or transfer any of the Conversion Shares or Placement Shares it receives under this Agreement for a period of one year from the date hereof (except to an affiliated entity that shall agree to continue to be bound by the foregoing restriction).

                  (ii) In connection the foregoing, the Company will, as expeditiously as possible, use its best efforts to: (A) furnish to New Valley and Frost-Nevada copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and each of New Valley and


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Frost-Nevada shall have the opportunity to object to any information pertaining solely to it that is contained therein and the Company will make the corrections reasonably requested by either of them with respect to such information prior to filing any such registration statement or amendment; (B) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; (C) promptly notify New Valley and Frost-Nevada: (1) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (2) of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus; and (3) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; (D) furnish New Valley and Frost-Nevada such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities, and such other documents, as New Valley or Frost-Nevada may reasonably request to facilitate the disposition of its Registrable Securities; (E) notify New Valley and Frost-Nevada at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of New Valley or Frost-Nevada promptly prepare and furnish New Valley and Frost-Nevada a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) make available for inspection by New Valley and Frost-Nevada and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto.

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                  (b) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, and shall bear all fees the Holders may incur in connection with its review and due diligence of the Required Registration Statement, but the Holders shall pay any and all sales commissions and the expenses of any legal counsel selected by them to represent them in connection with the sale of the Registrable Securities. The Company shall use its best efforts to cause any registration statement filed pursuant to this section to remain effective until all the Registrable Securities registered thereunder are sold or until the delivery to the Holders of an opinion of counsel to the Company to the effect set forth in Section 5(h).

                  (c)(i) The Company will indemnify the Holders, their directors and officers and each underwriter, if any, and each person who controls any of them within the meaning of the Securities Act or the Exchange Act against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 5 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, their directors and officers, each such underwriter and each person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Company will not be liable to a Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Holder specifically stating that it is intended for inclusion in any registration statement under which Registrable Securities are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such director, officer or controlling person, and shall survive the transfer of such securities by any Holder.

                  (ii) Each of the Holders, severally and not jointly, shall indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the Exchange Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers and directors and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other security holders, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically stating that it is intended for inclusion in such document; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder of securities sold as contemplated herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the transfer of such securities by any Holder.

                  (iii) Each party desiring indemnification or contribution under this Section 5(c) hereof (the "Securities Indemnified Party") shall give notice to the party required to provide indemnification or contribution (the "Securities Indemnifying Party") promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, and shall permit the Securities Indemnifying Party to assume, at its sole cost and expense, the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld). The Securities Indemnified Party may participate in such defense at the Securities Indemnified Party's expense unless
(A) the employment of counsel by the Securities Indemnified Party has been authorized in writing by the Securities Indemnifying Party, (B) the Securities Indemnified Party has been advised by such counsel employed by it that there are legal defenses available to it involving potential conflict with those of the Securities Indemnifying Party (in which case the Securities Indemnifying Party will not have the right to direct the defense of such action on behalf of the Securities Indemnified Party), or (C) the Securities Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the Securities Indemnified Party shall be at the expense of the Securities Indemnifying Party. The failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 5. No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. No Securities Indemnified Party shall settle any claim or demand without the prior written consent of the Securities Indemnifying Party (which consent will not be unreasonably withheld). Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as the Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (iv) The provisions of this Section 5(c) shall be in
addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (A) any person entitled to indemnification under Section (c) makes a claim for indemnification pursuant hereto but such indemnification is not enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act, the Exchange Act or otherwise is required on the part of any such person in circumstances for which indemnification is provided under this section, then, and in each such case, the Company and each of the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (including legal and other expenses reasonably incurred in connection with investigation or defense) incurred by the Company and the Holders, as incurred, in proportion to their relative fault and the relative knowledge and access to information of the Securities Indemnifying Party, on the one hand, and the Securities Indemnified Party, on the other hand, concerning the matters resulting in such losses, liabilities, claims, damages and expenses, the opportunity to correct and prevent any untrue statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Securities Indemnifying Party, on the one hand, or the Securities Indemnified Party, on the other hand, and any other equitable considerations appropriate under the circumstances; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  (e) Each of the Holders shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.

                  (f) The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                  (g) The Company represents and warrants to the holders of Registrable Securities that the granting of the registration rights to the Holders hereby does not and will not violate any agreement between the Company and any other security holders with respect to registration rights granted by the Company.

                  (h) The rights granted under this Section 5 shall terminate upon delivery to the Holders of an opinion of counsel to the Company reasonably satisfactory to the Holders to the effect that such rights are no longer necessary for the public sale of the Registrable Securities without restriction as to the number of securities that may be sold at any one time or the manner of sale.

                  (i) The rights granted under this Section 5 shall not be transferable except to an affiliated entity of a Holder in the event that such Holder assigns its obligation to fulfill its Purchase Commitment to an affiliated entity pursuant to Section 8(e) below.

        6. PRESS RELEASE; FILINGS. Promptly after execution of this Agreement, the Company shall issue a press release announcing the Debt Conversion, Financing and Purchase Commitment. The Company shall also file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby. The Company shall provide the Holders with drafts of both the press release and Form 8-K and a reasonable opportunity to comment thereon. No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the press release and Form 8-K without the prior approval of the other parties as to the form and content thereof, which approval will not be unreasonably withheld. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

        7. TERMINATION. This Agreement may be terminated no later than the Closing:

                  (a) At the option of any party in the event that the transactions contemplated by this Agreement have not occurred by May 13, 2005 and such delay was not as a result of any breach of this Agreement by the terminating party;

                  (b) By the Holders if the Company's Board of Directors failed to recommend or withdrew or modified in a manner adverse to the Holders its approval or recommendation of the Debt Conversion, Financing and Purchase Commitment;

                  (c) At the option of any party in the event that Shareholder Approval was not obtained at the Shareholder Meeting and any adjournment thereof;

                  (d) At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

                  (e) At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

        8.        MISCELLANEOUS.

                  (a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                  (c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

                  (d) All obligations of the Company and rights of the Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

                  (e) The rights and obligations under this Agreement are not assignable except that each of New Valley and Frost-Nevada may assign its obligation to fulfill its Purchase Commitment to an affiliated entity; provided, however, that each of New Valley and Frost-Nevada shall remain liable to fulfill its Purchase Commitment if its respective assignee does not fulfill such obligation. This Agreement shall be binding upon the Company, the Holders and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

                  (f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

                  (g) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

                  (h) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

                  (i) Whether or not the Closing occurs, the Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by it or the Holders with respect to the negotiation, execution, delivery and performance of this Agreement, including without limitation any expenses of enforcing this provision and any expenses incurred in connection with any filings made by a Holder with the Commission relating to this Agreement and any legal fees incurred by a Holder in connection with its review of the Required Registration Statement; provided, however, that in the event a Holder materially breaches its obligations hereunder, the Company shall no longer be responsible to pay such costs and expenses and any payments previously made by the Company to such Holder shall be reimbursed by the Holder. This provision shall survive termination of the Agreement. The Company further agrees that it shall reimburse (or advance) to the Holders any costs and expenses incurred in connection with the engagement by such Holders of a nationally recognized appraiser to perform an appraisal of the value of each Holder's Conversion Shares or Placement Shares upon the Closing for purposes of preparing each Holder's tax returns.

                  9. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  10. SPECIFIC PERFORMANCE. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY REMEDY AT LAW FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT WOULD BE INADEQUATE, AND EACH PARTY HERETO HEREBY CONSENTS TO THE GRANTING BY ANY COURT OF AN INJUNCTION OR OTHER EQUITABLE RELIEF, WITHOUT THE NECESSITY OF ACTUAL MONETARY LOSS BEING PROVED, IN ORDER THAT THE BREACH OR THREATENED BREACH OF SUCH PROVISIONS MAY BE EFFECTIVELY RESTRAINED.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                 LADENBURG THALMANN FINANCIAL
                                 SERVICES INC.


                                 By: /s/ CHARLES I. JOHNSTON
                                 ----------------------------------
                                 Name:  Charles I. Johnston
                                 Title: President and CEO


                                 NEW VALLEY CORPORATION


                                 By: /s/ RICHARD J. LAMPEN
                                 ----------------------------------
                                 Name:  Richard J. Lampen
                                 Title: Executive Vice President


                                 FROST-NEVADA INVESTMENTS TRUST


                                 By: /s/ PHILLIP FROST
                                 ----------------------------------
                                 Name: Phillip Frost, M.D.
                                 Title: Trustee



                                 /s/ BENNETT S. LEBOW
                                 ----------------------------------
                                 Bennett S. LeBow
                                (solely with respect to Section 1(e) hereof)


                                 /s/ HOWARD M. LORBER
                                 ----------------------------------
                                 Howard M. Lorber
                                (solely with respect to Section 1(e) hereof)


                                 /s/ RICHARD J. LAMPEN
                                 ----------------------------------
                                 Richard J. Lampen
                                 (solely with respect to Section 1(e) hereof)

                                 /s/ HENRY C. BEINSTEIN
                                 ----------------------------------
                                 Henry C. Beinstein
                                 (solely with respect to Section 1(e) hereof)


                                 /s/ ROBERT J. EIDE
                                 ----------------------------------
                                 Robert J. Eide
                                 (solely with respect to Section 1(e) hereof)